Exhibit 10.7

Amendment No. 2 to the

EXCLUSIVE LICENSE AGREEMENT

between

Icahn School of Medicine at Mount Sinai

and COMPANY

This Amendment No.2 (the “Amendment”), effective as of June 28th, 2019, is entered into by and between Icahn School of Medicine at Mount Sinai, a New York not-for-profit education corporation, having a principal place of business at One Gustave L. Levy Place, New York, NY 10029 (“Mount Sinai”) and Monogram Orthopedics, Inc a Delaware corporation with a principal place of business at 53 Bridge Street, Brooklyn, NY 11201 (“Company”).

WHEREAS, Mount Sinai and Company entered into an exclusive license agreement with an effective date of October 3, 2017, as amended by Amendment No. 1 effective March 26, 2019 (collectively the “Agreement”);

WHEREAS, the parties intend to amend the Agreement for the purpose of clarifying development milestones and equity provisions;

NOW THEREFORE, in consideration of the mutual obligations in this Amendment and for other good consideration, the receipt and sufficiency of which are hereby acknowledged, Mount Sinai and Company hereby agree as follows:

1.	All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2.	Section 3.3(b) shall be deleted and hereby replaced in its entirety with the following:

“(b) Within seven (7) years from the Effective Date, Licensee will have a First Commercial Sale.”

3.	Section 6.1 shall be deleted and hereby replaced in its entirety with the following:

“6.1       Licensee shall issue to Licensor that number of shares of the Licensee’s Equity Securities (as defined below) prior to July 1, 2019, representing twelve percent (12%) of the Pro Forma Fully-Diluted Equity (as defined below) (the “Initial Issuance”). In addition, the Licensee shall from time to time, if necessary, issue to the Licensor additional shares of Common Stock (the “Additional Shares”), so that the Licensor’s ownership of Licensee’s Fully Diluted Equity (as defined below) shall not fall below twelve percent (12%), as calculated after giving effect to such issuance of Additional Shares; provided, that such issuances of Additional Shares shall continue after the Initial Issuance only through the receipt by Licensee of an aggregate of ten million dollars ($10,000,000) in cash in exchange for its Equity Securities (the “Threshold”). Beyond the Threshold, no Additional Shares shall be due to Licensor pursuant to this Section and the percentage of Licensee’s Fully Diluted Equity represented by the Common Stock issued to Licensee may be diluted below twelve percent (12%).”

4.	Section 6.3 shall be deleted and hereby replaced in its entirety with the following:

“6.3       At all times, common stock shall be subject to a customary stock purchase agreement (the “Purchase Agreement”), which the Parties shall enter into within ninety (90) days from the Initial Issuance effective as of the date of the Initial Issuance. Under the Purchase Agreement, the Licensor shall agree to enter into reasonable or customary agreements reasonably required by any future institutional equity investors with respect to the voting of its common stock, and regarding subjecting the common stock held by Licensor to rights of first refusal and co-sale, on substantially the same terms as all other institutional investors and subject to customary exceptions for such institutional investors.”

5.

All other terms and conditions to the Agreement remain unchanged and in full force and effect except to the extent modified by the terms and conditions of this Amendment. The Agreement, as modified by this Amendment, contains the entire understanding of the parties with respect to the subject matter contemplated herein.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Amendment.

ICAHN SCHOOL OF MEDICINE AT		MONOGRAM ORTHOPEDICS, INC.
MOUNT SINAI

By:	/s/ Erik Lium	By:	/s/ Benjamin Sexson

Name:	Erik Lium	Name:	Benjamin Sexson

Title:	Executive Vice President	Title:	Chief Executive Officer

Date:	7/5/2019	Date:	7/5/2019